Exhibit 99.2

Joshua A. Sussberg, P.C. (admitted pro hac vice)	Michael A. Condyles (VA 27807)
Emily E. Geier (admitted pro hac vice)	Peter J. Barrett (VA 46179)
AnnElyse Scarlett Gains (admitted pro hac vice)	Jeremy S. Williams (VA 77469)
KIRKLAND & ELLIS LLP	Brian H. Richardson (VA 92477)
KIRKLAND & ELLIS INTERNATIONAL LLP	KUTAK ROCK LLP
601 Lexington Avenue	901 East Byrd Street, Suite 1000
New York, New York 10022	Richmond, Virginia 23219-4071
Telephone: (212) 446-4800	Telephone: (804) 644-1700
Facsimile: (212) 446-4900	Facsimile: (804) 783-6192

-and-

Joshua M. Altman (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
PIER 1 IMPORTS, INC., et al.,[1]	)	Case No. 20-30805 (KRH)
)
Debtors.	)	(Jointly Administered)
)

ORDER CONFIRMING THE AMENDED JOINT CHAPTER 11

PLAN OF PIER 1 IMPORTS, INC. AND ITS DEBTOR AFFILIATES

WHEREAS, Pier 1 Imports, Inc. and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) have, among other things:

a.

commenced, on February 17, 2020 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);[2]

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are set forth in the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 76]. The location of the Debtors’ service address is PO Box 961020, Fort Worth, TX 76161-0020. Or, for delivery by Airborne, Federal Express & other Courier Services: 685 John B. Sias Memorial Parkway Suite 255, Fort Worth, TX 76134.

[2]

Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, the “Confirmation Order”) have the meanings given to them in the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and Its Debtor Affiliates, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

b.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

c.

filed, on February 27, 2020, the Joint Chapter 11 Plan of the of Pier 1 Imports, Inc. and Its Debtor Affiliates [Docket No. 178], the Disclosure Statement for the Joint Chapter 11 Plans of Pier 1 Imports, Inc. and Its Debtor Affiliates [Docket No. 179], and the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Chapter 11 Plans, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 180];

d.

filed, on June 23, 2020, the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and Its Debtor Affiliates [Docket No. 789] (the “First Amended Plan”) and the Disclosure Statement for the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and Its Debtor Affiliates [Docket No. 790];

e.

filed, on June 23, 2020, the Notice of Filing of Revised Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 791];

f.

obtained, on June 24, 2020, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 804] (the “Disclosure Statement Order”) approving the Disclosure Statement, voting and solicitation procedures (the “Solicitation Procedures”), and related notices, forms, and ballots (collectively, the “Solicitation Packages”) and related dates and deadlines;

g.

caused the Solicitation Packages and notice of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan to be distributed on or about June 26, 2020, (collectively, the “Solicitation Date”), in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the

“Bankruptcy Rules”), the Disclosure Statement Order, and the Solicitation Procedures, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 889] (the “Solicitation Affidavit”);

h.

caused, on July 13, 2020 and July 16, 2020, respectively, notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published in the USA Today (national edition) and The Globe and Mail (Canada), as evidenced by the Affidavit of Publication [Docket Nos. 843 and 866] (the “Publication Affidavit”);

i.

filed, on July 15, 2020, the Notice of Filing of Plan Supplement for the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and its Debtor Affiliates [Docket No. 858] (the “First Plan Supplement”) and, on July 30, 2020, the Notice of Filing of Second Plan Supplement [Docket No. 964] (the “Second Plan Supplement” and, collectively with the First Plan Supplement, the “Plan Supplement”).

j.

obtained, on February 18, 2020, entry of the Order (I) Establishing Bidding Procedures, (II) Scheduling Bid Deadlines and an Auction, (III) Approving the Form and Manner of Notice Thereof, (IV) Approving the Form of Asset Purchase Agreement, (B) Authorizing Assumption of the Plan Support Agreement and (VI) Granting Related Relief the (the “Bidding Procedures Order”) [Docket No. 102], which approved, among other things, the bidding procedures and the timeline for the Sale of the Debtors’ assets;

k.

filed, on July 27, 2020, the Declaration of Stephenie Kjontvedt on Behalf of Epiq Corporate Restructuring, LLC Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Amended Joint Chapter 11 Plans of Pier 1 Imports, Inc. and Its Debtor Affiliates [Docket No. 928] (the “First Voting Report”) and filed, on July 30, 2020, the Amended Declaration of Stephenie Kjontvedt on Behalf of Epiq Corporate Restructuring, LLC Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Amended Joint Chapter 11 Plans of Pier 1 Imports, Inc. and Its Debtor Affiliates [Docket No. 965] (the “Second Voting Report” and, collectively with the First Voting Report, the “Voting Report”);

l.

filed, on July 28, 2020, the Debtors’ Memorandum of Law in Support of Confirmation of the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and its Debtor Affiliates [Docket No. 941] (the “Confirmation Brief”);

m.

filed, on July 28, 2020, the Declaration of Robert J. Riesbeck in Support of Confirmation of the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and its Debtor Affiliates [Docket No. 942] (the “Riesbeck Declaration”);

n.	filed, on July 29, 2020, the Notice of Filing of Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and Its Debtor Affiliates [Docket No. 956];

o.	filed, on July 29, 2020, the Notice of Filing of Proposed Order Confirming the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and Debtor Affiliates [Docket No. 957];

This Court having:

p.	entered the Disclosure Statement Order on June 24, 2020 [Docket No. 804];

q.	set June 19, 2020, at 4:00 p.m. (prevailing Eastern Time) as the deadline for filing objections in opposition to the solicitation version of the Plan, except for certain specified objections;

r.	set July 24, 2020, at 4:00 p.m. (prevailing Eastern Time) as the deadline to vote on the Plan;

s.	set July 24, 2020, at 4:00 p.m. (prevailing Eastern Time) as the deadline to file objections to the Plan;

t.

set July 30, 2020, at 1:00 p.m. (prevailing Eastern Time) as the date and time for the commencement of the Confirmation Hearing in accordance with rules 3017 and 3018 of the Bankruptcy Rules and sections 1126, 1128, and 1129 of the Bankruptcy Code;

u.

reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

v.	held the Confirmation Hearing;

w.	heard the statements and arguments made by counsel with respect to Confirmation;

x.	considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing;

y.	entered rulings on the record at the Confirmation Hearing held on July 30, 2020 (the “Confirmation Ruling”);

z.

overruled any and all objections to the Plan and Confirmation, except as otherwise stated or indicated on the record, and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise indicated; and

aa.	taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases.

NOW, THEREFORE, the Bankruptcy Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing including, without limitation, the Riesbeck Declaration establishes just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

A.	Jurisdiction and Venue

1.    The Bankruptcy Court has subject matter jurisdiction over this matter under 28 U.S.C. §§ 157 and 1334 and the Standing Order of Reference from the United States District Court for the Eastern District of Virginia, dated July 10, 1984. The Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Debtors confirm their consent, pursuant to Bankruptcy Rule 7008, to entry of a final order by the Bankruptcy Court in connection with Confirmation to the extent that it is later determined that the Bankruptcy Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue in this Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

B.	Eligibility for Relief

2.    The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

C.	Commencement and Joint Administration of the Chapter 11 Cases

3.    On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On February 18, 2020, the Bankruptcy Court entered an order [Docket No. 76] authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

D.	Appointment of the Creditors’ Committee

4.    On February 27, 2020, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) to represent the interests of the unsecured creditors of the Debtors in the Chapter 11 Cases [Docket No. 176].

E.	Plan Supplement

5.    On July 15, 2020, the Debtors filed the Plan Supplement with the Bankruptcy Court. The Plan Supplement complies with the terms of the Plan, and the Debtors provided good and proper notice of the filings in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules; provided that no such alteration, amendment, update, or modification shall be inconsistent with the terms of this Confirmation Order or the Plan.

F.	Modifications to the Plan

6.    Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of Solicitation described or set forth herein constitute technical changes or changes with respect to particular Claims or Interests made pursuant to the agreement of the Holders of such Claims or Interests and do not materially and adversely affect the treatment of any Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

7.    This Confirmation Order contains modifications to the Plan that were made to address objections and informal comments received from parties in interest. Modifications to the Plan since entry of the Disclosure Statement Order, if any, are consistent with the provisions of the Bankruptcy Code. The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified shall constitute the Plan submitted for Confirmation.

G.	Objections Overruled

8.    Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Bankruptcy Court on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

H.	Disclosure Statement Order and Notice of Adjournments

9.    On June 24, 2020, the Bankruptcy Court entered the Disclosure Statement Order [Docket No. 804], which, among other things, fixed July 24, 2020, at 4:00 p.m. (prevailing Eastern Time) as the Plan Objection Deadline and the Voting Deadline and fixed July 30, 2020, at 1:00 p.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing.

I.	Transmittal and Mailing of Materials; Notice

10.    As evidenced by the Solicitation Affidavit, the Publication Affidavit, and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Administrative / Priority Claim Consent Form, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Packages, the Confirmation Hearing Notice, the Plan Supplement, and all the other materials that the Debtors distributed in connection with the Confirmation of the Plan are in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules of the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Local Rules”), and the procedures set forth in the Disclosure Statement Order. The Debtors provided due, adequate, and sufficient notice of the Voting and Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required.

J.	Solicitation

11.    The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and the Solicitation Packages provided the opportunity for voting creditors to opt out of the releases. Such solicitation complied with sections 1125 and 1126 and all other applicable sections of the Bankruptcy Code, rules 3017, 3018, and 3019 of the Bankruptcy Rules, the Disclosure Statement Order, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations.

K.	Voting Report

12.    Before the Confirmation Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Confirmation Hearing. The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations.

13.    As set forth in the Plan, Holders of Claims in Class 4 and Class 5 (collectively, the “Voting Classes”) were eligible to vote on the Plan in accordance with the Solicitation Procedures. Holders of Claims in Classes 1, 2, and 3 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Interests in Class 6 are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or Impaired and conclusively deemed to reject the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Interests in Class 7, Class 8, and Class 9 (the “Deemed Rejecting Class”) are Impaired under the Plan and are entitled to no recovery under the Plan and are, therefore, deemed to have rejected the Plan.

14.    As evidenced by the Voting Report, Class 4 voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

L.	Bankruptcy Rule 3016

15.    The Plan and all modifications thereto were dated and identified the entities submitting such modification, thus satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Bankruptcy Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c).

M.	Burden of Proof

16.    The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with Confirmation was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

N.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code

17.    The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

18.    The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification

19.    The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into nine different Classes based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and are not required to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Claims and Interests, such classifications were not implemented for any improper purpose and do not unfairly discriminate between or among Holders of Claims and Interests.

20.    In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.	Section 1123(a)(2)—Specification of Unimpaired Classes

21.    Article III of the Plan specifies that Claims in Classes 1, 2, and 3 are Unimpaired under the Plan, Claims and Interests, as applicable, in Classes 4, 5, 7, 8, and 9 are Impaired, and Claims and Interests, as applicable, in Class 6 are either Impaired or Unimpaired under the Plan. In addition, Article II of the Plan specifies that each Holder of Administrative Claims against the Debtors shall be allowed and paid its Pro Rata share of the Distributable Proceeds, pursuant to the Waterfall Recovery to the extent such holders consent to such treatment. Moreover, Holders of Allowed Priority Tax Claims shall be paid their respective Pro Rata share of the Priority Tax Claims Reserve, to the extent that such Priority Tax Claims have not been paid in full on or before the Effective Date. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

iii.	Section 1123(a)(3)—Specification of Treatment of Impaired Classes

22.    Article III of the Plan specifies the treatment of each Impaired Class under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.	Section 1123(a)(4)—No Discrimination

23.    Article III of the Plan provides the same treatment to each Claim or Interest in any particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

v.	Section 1123(a)(5)—Adequate Means for the Plan’s Implementation

24.    The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including (a) the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) the Schedule of Retained Causes of Action; (c) the identity and terms of compensation of the Plan Administrator; (d) any transition services agreement between the Purchasers and the Debtors; and (e) any other necessary documentation related to the Asset Sale Transaction or other Restructuring Transactions. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.	Section 1123(a)(6)—Non-Voting Equity Securities

25.    The Plan does not provide for the issuance of new equity interests. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

vii.	Section 1123(a)(7)—Directors, Officers, and Trustees

26.    The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. Article IV.D of the Plan discharges all of the Debtors’ officers and managers from their duties effective as of the Effective Date without any further action. In addition, Article IV.D provides that the Plan Administrator shall be appointed as the sole manager and sole officer of the Wind-Down Debtors and shall succeed to the powers of the Wind-Down Debtors’ managers and officers. The manner for selection of the Plan Administrator is set forth in the Plan. The selection of Mr. Stephen Gray as the Plan Administrator and the process therefor is consistent with the interests of Holders of Claims and Interests and public policy.

b.	Section 1123(b)—Discretionary Contents of the Plan

27.    The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b).

i.	Impairment/Unimpairment of Any Class of Claims or Interests

28.    Pursuant to the Plan, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases

29.    Article V of the Plan provides that all Executory Contracts and Unexpired Leases are deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code on the Effective Date, other than the following: (1) is specifically described in the Plan as to be assumed in connection with confirmation of the Plan, or is specifically scheduled to be assumed or assumed and assigned pursuant to the Plan or the Plan Supplement; (2) is subject to a pending motion to assume such Unexpired Lease or Executory Contract as of the Confirmation Date; (3) is to be assumed by the Debtors or assumed by the Debtors and assigned to another third party, as applicable, in connection with the any sale transaction that is the subject of a pending motion as of the Confirmation Date; (4) is a contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan; (5) is a D&O Liability Insurance Policy; or (6) is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases as of the Confirmation Date for rejection effective on a date that occurs after the Effective Date.

30.    For the avoidance of doubt, nothing herein or in the Plan shall modify the terms of the Wind-Down Order or preclude or otherwise prejudice the rights of parties, including counterparties to leases of non-residential real property, to recover payment in full of amounts and/or obligations provided for under the Wind-Down Order and/or the Wind-Down Budget from the Debtors, the Wind-Down Debtors, the Plan Administrator and/or the Estates, as applicable.

31.    Unless otherwise agreed, the Cure/Assumption Objection Deadline with respect to any Executory Contract or Unexpired Lease is hereby approved. Therefore, the Plan satisfies section 1123(b)(2) of the Bankruptcy Code.

iii.	Compromise and Settlement

32.    In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, including the Committee, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, Causes of Action, as applicable, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan. Those settlements and compromises are fair, equitable, and reasonable and approved as being in the best interests of the Debtors and their Estates.

iv.	Debtor Release

33.    In accordance with section 1123(b)(3)(A) of the Bankruptcy Code, the releases of claims and Causes of Action by the Debtors described in Article X.D of the Plan (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtors’ pursuit of any such claims against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims. The Debtor Release is fair and equitable and complies with the absolute priority rule.

34.    Creditors in Class 4 have voted in favor of the Plan, including the Debtor Release. The Plan, including the Debtor Release, was negotiated at arm’s-length and in good faith by sophisticated parties represented by able counsel and financial advisors. Therefore, the Debtor Release is the result of an arm’s-length negotiation process.

35.    The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan—including (a) the Debtors and Wind-Down Debtors; (b) the DIP Agents; (c) the DIP Lenders; (d) the Term Loan Lenders; (e) the Term Loan Agent; (f) the ABL Agents; (g) the ABL Lenders; (h) the Consenting Term Lenders; (i) with respect to the foregoing clauses (a) through (h), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, and (j) Holders of Claims and Interest that did not opt out of the releases contained in the Plan—made significant concessions and contributions to the Debtors’ Chapter 11 Cases, including, as applicable, actively supporting the Plan and the Chapter 11 Cases, settling and compromising substantial rights and claims against the Debtors under the Plan, committing to funding pursuant to the Wind-Down Budget, and providing debtor in possession financing.

36.    The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan, the Debtor Release is approved.

v.	Release by Holders of Claims and Interests

37.    The release by the Releasing Parties (the “Third-Party Release”), set forth in Article X.E of the Plan, is an essential provision of the Plan. The Third-Party Release is (a) consensual, (b) in exchange for the good and valuable consideration provided by the Released Parties, (c) a good-faith settlement and compromise of the claims and Causes of Action released by the Third-Party Release, (d) materially beneficial to and in the best interests of the Debtors, their Estates, and their stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases, (e) fair, equitable, and reasonable, (f) given and made after due notice and opportunity for hearing, (g) a bar to any of the Releasing Parties asserting any claim or Cause of Action released by the Third-Party Release against any of the Released Parties, and (h) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

38.    The Third-Party Release is an integral part of the Plan that is supported by many of the Debtors’ creditors and provides a meaningful recovery under the facts and circumstances of these Chapter 11 Cases. Like the Debtor Release, the Third-Party Release facilitated participation of the Released Parties in both the Plan and the chapter 11 processes generally. The Third-Party Release is instrumental to the Plan and was critical in incentivizing the Released Parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release was instrumental in developing a plan that maximized value for all of the Debtors’ stakeholders, preserved certain of the Debtors’ businesses as a going concern, and allowed for the orderly wind down of these Chapter 11 Cases. The Third-Party Release is necessary to bringing these Chapter 11 Cases to a resolution.

39.    The Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process, Unimpaired Creditors whose claims are being satisfied in full in cash or otherwise receiving a full recovery, or Holders of Claims or Interests that abstained from voting but did not opt out of the Third-Party Release (to the extent such holders of Claims or Interests were entitled to opt out of the Third-Party Release under the Plan). And the Released Parties have made a substantial contribution to the Debtors’ Chapter 11 Cases. Furthermore, the Third-Party Release is consensual as the Releasing Parties were provided adequate notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan, voting creditors and interest holders were given the opportunity to opt out of the Third-Party Release, and the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, and the ballots.

40.    There is an identity of interests between the Debtors and the entities that will benefit from the Third-Party Release. Each of the Released Parties, as stakeholders and critical participants in the Debtors’ Chapter 11 Cases and the Plan process, share a common goal with the Debtors in seeing the Plan succeed.

41.    The scope of the Third-Party Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release. Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavit, provided sufficient notice of the Third-Party Release, and no further or other notice is necessary. The Third-Party Release is specific in language, integral to the Plan, and given for substantial consideration.

42.    In light of the foregoing, the Third-Party Release is approved.

vi.	Exculpation

43.    The exculpation provisions set forth in Article X.F of the Plan are essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article X.F of the Plan, which are appropriately tailored to protect the Exculpated Parties from unnecessary litigation and contain appropriate carve outs for gross negligence, actual fraud, and willful misconduct.

vii.	Injunction

44.    The injunction provisions set forth in Article X.G of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the discharge the Debtor Release, the Third-Party Release, and the exculpation provisions in Article X of the Plan. Such injunction provisions are appropriately tailored to achieve those purposes.

viii.	Preservation of Causes of Action

45.    Article IV.D of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code.

46.    The Plan provides that all Causes of Action shall be conveyed to the Plan Administrator, and the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Plan Administrator may retain, and all parties in interest received adequate notice with respect to such Causes of Action. The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests. For the avoidance of doubt, except with respect to the Schedule of Retained Causes of Action and as otherwise provided in the Plan, Causes of Action released or exculpated under the Plan will not be retained by the Plan Administrator.

ix.	Lien Releases

47.    Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, and compromised and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Debtors, as set forth in Article X.C of the Plan (the “Lien Releases”). The provisions of the Lien Releases are appropriate, fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.

x.	Additional Plan Provisions

48.    The other discretionary provisions in the Plan, including the Plan Supplement, are appropriate and consistent with applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims and Interests, treatment of D&O Insurance Policies, and the retention of court jurisdiction.

c.	Section 1123(d)—Cure of Defaults

49.    Article V.C of the Plan provides for the satisfaction of all Cure Obligations under each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. Any monetary or non-monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Obligation in Cash, subject to the limitations described in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any dispute regarding Cure Obligation, the ability of the

Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or any other matter pertaining to assumption will be determined in accordance with the terms set forth in Article V.C of the Plan and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure or provide adequate assurance that the Debtors will promptly cure defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

d.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code

50.    The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, 1128, and 1129, and with Bankruptcy Rules 2002, 3017, 3018, and 3019.

51.    The Debtors and their agents solicited votes to accept or reject the Plan after the Bankruptcy Court approved the adequacy of the Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order.

52.    The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article X.F of the Plan.

53.    The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not and, on account of such distributions, will not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan so long as such distributions are made consistent with and pursuant to the Plan.

e.	Section 1129(a)(3)—Proposal of Plan in Good Faith

54.    The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and the record of the Chapter 11 Cases, the Disclosure Statement, the hearing on the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases.

55.    The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors, officers and managers, and the other constituencies involved in the Chapter 11 Cases. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief that the Debtors were in need of restructuring and the Plan was negotiated and proposed with the intention of maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

f.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable

56.    Any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan for services or costs and expenses in connection with the Chapter 11 Cases or the Plan and incident to the Chapter 11 Cases, as applicable, has been approved by or is subject to the approval of the Bankruptcy Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4).

g.	Section 1129(a)(5)—Disclosure of Directors, Officers, and Managers and Consistency with the Interests of Creditors and Public Policy

57.    Because the Plan provides for the liquidation of the Estates’ assets and resignation of the Debtors’ officers, directors, and managers, section 1129(a)(5) of the Bankruptcy Code does not apply. To the extent section 1129(a)(5) of the Bankruptcy Code applies to the Wind-Down Debtors, the Debtors have satisfied the requirements of this provision by, among other things, disclosing the identity and terms of compensation of the Plan Administrator, Monitor, and Claims Administrator.

h.	Section 1129(a)(6)—Rate Changes

58.    The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and, accordingly, will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

i.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests

59.    The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of the Chapter 11 Cases, establishes that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the

Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

j.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Impaired Classes; Fairness of Plan with Respect to Deemed Rejecting Class

60.    The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by Class 5 and the Deemed Rejecting Classes, the Debtors seek Confirmation under section 1129(b), solely with respect to Class 5 and the Deemed Rejecting Classes, rather than section 1129(a)(8), of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to Class 5 and the Deemed Rejecting Class, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to Class 5 and the Deemed Rejecting Class and, thus, satisfies section 1129(b) of the Bankruptcy Code with respect to such Class as described further below.

k.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

61.    The treatment of Administrative Claims, Accrued Professional Compensation Claims, DIP Facility Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of and complies in all respects with section 1129(a)(9) of the Bankruptcy Code.

l.	Section 1129(a)(10)—Acceptance by at Least One Impaired Class

62.    As set forth in the Voting Report, Holders of Claims in Class 4 voted to accept the Plan. As such, with respect to each Debtor’s Plan, there is either at least one class of Claims that is Impaired under the Plan and has accepted the Plan, which was determined without including any insiders’ acceptance of the Plan (as defined in the Bankruptcy Code). Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

m.	Section 1129(a)(11)—Feasibility of the Plan

63.    The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation (other than as contemplated by the Plan) or the need for further financial reorganization; and (d) establishes that the Debtors will have sufficient funds available to meet their obligations under the Plan.

n.	Section 1129(a)(12)—Payment of Statutory Fees

64.    Article II.D of the Plan provides that the Debtors shall pay any outstanding U.S. Trustee Fees, pursuant to section 1930(a) of the Judicial Code, in full on the Effective Date and the Debtors or the Wind-Down Debtors, applicable shall continue to pay such fees until the Chapter 11 cases are converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.	Section 1129(a)(13), (14), (15), and (16)—Retiree Benefits, Domestic Support Obligations, Individuals, and Nonprofit Corporations

65.    The Plan provides that all retirement benefits, including any supplemental executive retirement plan, as defined in section 1114 of the Bankruptcy Code, are terminated as of the Effective Date. The Debtors are not required to pay domestic support obligations pursuant to a judicial or administrative order or statute as set forth in section 1129(a)(13) of the Bankruptcy Code. The Debtors are not individuals under the Bankruptcy Code. The Debtors are transferring property under the Plan in accordance with applicable nonbankruptcy law that governs the particular property. Therefore, sections 1129(a)(13), 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code, respectively, have been complied with the Plan.

p.	Section 1129(b)—Confirmation of Plan Over Nonacceptance of Impaired Classes

66.    Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because (a) Class 4 voted to accept the Plan and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Interests in the Deemed Rejecting Classes and Class 5. As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Thus, the Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of the Deemed Rejecting Classes.

q.	Section 1129(c)—Only One Plan

67.    The Plan is the only plan filed in the Chapter 11 Cases and, accordingly, section 1129(c) of the Bankruptcy Code is satisfied.

r.	Section 1129(d)—Principal Purpose of the Plan is Not Avoidance of Taxes or Section 5 of the Securities Act

68.    No Governmental Unit has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

s.	Section 1129(e)—Not Small Business Cases

69.    The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

t.	Satisfaction of Confirmation Requirements

70.    Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

u.	Good Faith

71.    The Debtors have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan is the product of extensive collaboration among the Debtors and key stakeholders and accomplishes this goal. Accordingly, the Debtors or the Wind-Down Debtors, as appropriate, have been, are, and will continue acting in good faith if they proceed to (a) consummate the Plan, the Restructuring Transactions, and the agreements, settlements, transactions, and transfers contemplated thereby and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

v.	Disclosure: Agreements and Other Documents

72.    The Debtors have disclosed all material facts, to the extent applicable, regarding the following: (a) the identity, terms, and compensation of the Plan Administrator, the Monitor, and the Claims Administrator; (b) the method and manner of distributions under the Plan; (c) the adoption, execution, and implementation of the other matters provided for under the Plan, including those involving corporate action to be taken by or required of the Debtors or Wind-Down Debtors, as applicable; (d) the exemption under section 1146(a) of the Bankruptcy Code; (e) the retained Causes of Action; and (f) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing.

w.	Conditions to Effective Date

73.    The Plan shall not become effective unless and until the conditions set forth in Article XI.A of the Plan have been satisfied or waived pursuant to Article XI.B of the Plan.

x.	Implementation

74.    All documents and agreements necessary to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The documents and agreements are essential elements of the Plan and entry into and consummation of the transactions contemplated by each such document or agreement is in the best interests of the Debtors, the estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

y.	Vesting of Assets

75.    Except as otherwise provided in this Confirmation Order, the Plan, or any other agreement, instrument, or other document incorporated therein or in the Plan Supplement, on the Effective Date, any Estate assets remaining shall vest in the Wind-Down Debtors for the purpose of liquidating the Estates and effecting Consummation of the Plan. Such assets shall be held free and clear of all liens, claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or this Confirmation Order. Any distributions to be made under the Plan from such assets shall be made by the Plan Administrator or its designee. The Wind-Down Debtors and the Plan Administrator shall be deemed to be fully bound by the terms of the Plan and the Confirmation Order.

z.	Treatment of Executory Contracts and Unexpired Leases.

76.    Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases, effective as of the Effective Date except as otherwise provided therein or another prior or pending notice and/or motion. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests and other parties in interest in the Chapter 11 Cases.

aa.	Objections

77.    All objections, responses, reservations, statements, and comments in opposition to the Plan, other than those resolved, adjourned, or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing are overruled on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice. All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Court.

78.    All parties have had a full and fair opportunity to litigate all issues raised or might have been raised in the objections to Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order.

II. ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

79.    This Confirmation Order confirms the Plan in its entirety as modified herein.

80.    This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended through and including the Effective Date in accordance with and as permitted by the Plan. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided that, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.

81.    All Holders of Administrative Claims that did not opt out of the treatment under the Plan pursuant to the Administrative / Priority Claim Consent Form or object to the treatment under the Plan are presumed to have accepted and consented to their treatment under the Plan.

82.    The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including, but not limited to, the following: (a) the Debtors; (c) Holders of General Unsecured Claims; (d) the DIP Lenders; (e) the Committee; and (f) all holders of Claims and Interests.

83.    The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

A.	Objections

84.    To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits in all respects.

B.	Plan Modifications

85.    In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, subject to modifications, if any. No Holder of a Claim who has voted to accept the Plan shall be permitted to change its vote as a consequence of the Plan or Plan Supplement modifications. All modifications to the Plan or Plan Supplement made after the Voting Deadline are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

C.	Findings of Fact and Conclusions of Law

86.    The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing in relation to Confirmation, including the Confirmation Ruling, are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

D.	Post-Confirmation Modification of the Plan

87.    Subject to the limitations and terms contained in Article XII.A and B of the Plan, the Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, without further order of this Court, subject to the consent rights in the Plan.

E.	Plan Classification Controlling

88.    The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder and the classifications set forth on the ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

F.	General Settlement of Claims and Interests

89.    Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to the Plan. All distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

G.	Restructuring Transactions

90.    On the Effective Date the applicable Debtors or the Wind-Down Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect the transactions described herein, including, as applicable, consummation of any sales of any assets vested with the Wind-Down Trustee, winding down the Estates, closing the Chapter 11 Cases, monetizing assets, the cancellation of all securities, notes, instruments, certificates, and other documents pursuant to the Plan, one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dispositions, dissolutions, transfers, liquidations, spinoffs, intercompany sales, purchases, or other corporate transactions, and those Plan Administrator responsibilities contemplated under Article IV.A of the Plan (collectively, the “Restructuring Transactions”). The actions to implement the Restructuring Transactions may include: (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) such other transactions that are required to effectuate the Restructuring Transactions; (e) all transactions necessary to provide for the purchase of some or all of the assets of, or Interests in, any of the Debtors which purchase may be structured as a taxable transaction for United States federal income tax purposes; and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

H.	Corporate Action

91.    On the Effective Date or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable: (a) the implementation of the Restructuring Transactions and (b) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan or deemed necessary or desirable by the Debtors before, on, or after the Effective Date involving the corporate structure of the Debtors or the Wind-Down Debtors, and any corporate action required by the Debtors or the Wind-Down Debtors in connection with the Plan or corporate structure of the Debtors or Wind-Down Debtors shall be deemed to have occurred and shall be in effect on the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Wind-Down Debtors, as applicable. Before, on, or after the Effective Date, the appropriate officers of the Debtors or the Wind-Down Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Wind-Down Debtors. The authorizations and approvals contemplated by Article IV of the Plan shall be effective notwithstanding any requirements under nonbankruptcy law.

I.	Vesting of Assets in the Wind-Down Debtors and Continued Corporate Existence

92.    Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated herein or therein, on the Effective Date, the assets of the Debtors shall vest in the Wind-Down Debtors for the purpose of liquidating the Estates, free and clear of all Liens,

Claims, charges, or other encumbrances. On and after the Effective Date, the Debtors and the Wind-Down Debtors may (at the direction of the Plan Administrator) use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

93.    Except as otherwise provided in the Plan or this Confirmation Order, at least one Debtor shall continue in existence after the Effective Date as the Wind-Down Debtors for purposes of (a) winding down the Debtors’ businesses and affairs as expeditiously as reasonably possible and liquidating any assets held by the Wind-Down Debtors after the Effective Date and after consummation of the Asset Sale Transaction, (b) performing their obligations under the Purchase Agreement or any transition services agreement entered into on or after the Effective Date by and between the Wind-Down Debtors and the Purchasers, (c) resolving any Disputed Claims, (d) paying Allowed Claims, (e) filing appropriate tax returns, and (f) administering the Plan in an efficacious manner. The Wind-Down Debtors shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (a) motions, contested matters, and adversary proceedings pending in the Court, and (b) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter.

J.	Plan Administrator

94.    The Plan Administrator shall retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under this Plan and as otherwise provided in the Confirmation Order.

95.    The Plan Administrator shall act for the Wind-Down Debtors in the same fiduciary capacity as applicable to a board of managers and officers, subject to the provisions set forth in the

Plan (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same). On the Effective Date, the authority, power, and incumbency of the persons acting as managers and officers of the Wind-Down Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator shall be appointed as the sole manager and sole officer of the Wind-Down Debtors and shall succeed to the powers of the Wind-Down Debtors’ managers and officers. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Wind-Down Debtors. For the avoidance of doubt, the foregoing shall not limit the authority of the Wind-Down Debtors or the Plan Administrator, as applicable, to continue the employment of any former manager or officer, including pursuant to any transition services agreement entered into on or after the Effective Date.

K.	Plan Implementation Authorization

96.    The Debtors, the Wind-Down Debtors, or the Plan Administrator, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan, as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms and the terms hereof, or take any or all corporate actions authorized to be taken pursuant to the Plan or this Confirmation Order, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Bankruptcy Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing or recording offices and filed or recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of any other state, as applicable, no action of the Debtors’ boards of directors or the Wind-Down Debtors will be required to authorize the Debtors or the Wind-Down Debtors, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan documents will be a legal, valid, and binding obligation of the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable, enforceable against the Debtors, the Wind-Down Debtors, and the Plan Administrator, in accordance with the respective terms thereof.

L.	Cancellation of Securities and Agreements

97.    Upon the Effective Date: (a) any remaining obligations of the Debtors under any certificate, security, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of, or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan) shall be cancelled solely as to the Debtors and their affiliates, and the Wind-Down Debtors shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors and their affiliates pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically Reinstated pursuant to the Plan) shall be released.

M.	Wind Down and Dissolution

98.    On and after the Effective Date, the Wind-Down Debtors or Plan Administrator, as applicable, shall have the power and authority to take any action necessary to wind down and dissolve the Debtors. The applicable Wind-Down Debtor or Plan Administrator shall (a) at the appropriate time, file for each of the Debtors, a certificate of dissolution, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors under the applicable laws of their state of incorporation or formation (as applicable), (b) complete and file all final or otherwise required federal, state, and local tax returns for each of the Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws, (c) reconcile (and if appropriate object to or settle) Claims against the Debtors, and (e) take such other actions as the Wind-Down Debtors or Plan Administrator, as applicable, may determine to be necessary or desirable to carry out the purposes of the Plan. The filing by the applicable Wind-Down Debtor or Plan Administrator of any Debtor’s certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of each such Debtor, solely to the extent and subject to the limitations provided in the Plan and the Confirmation Order.

N.	Approval of Consents and Authorization to Take Acts Necessary to Implement Plan

99.    This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

O.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan

100.    The following releases, injunctions, exculpations, and related provisions set forth in Article X of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party:

a.	Debtor Release

101.    Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, Wind-Down Debtors, and their respective Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any cause of action, by, through, for, or because of the foregoing entities, from any and all claims and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors or their respective Estates, that the Debtors, Wind-Down Debtors, or their respective Estates would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in the Debtors based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), any securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), any intercompany transaction, the ABL Claims, the ABL Documents, the ABL Obligations, the Term Loan Claims, the Term Loan Credit Agreement, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Plan Support Agreement, the Disclosure Statement, the DIP Senior Credit Facility, the Plan, the Plan Supplement or the Asset Sale Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan Support Agreement, the Disclosure Statement, the ABL Claims, the ABL Documents, the ABL Obligations, the DIP Senior Credit Facility, the Term Loan Claims, the Term Loan Credit Agreement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Restructuring Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Asset Sale Transaction, or any document, instrument, or agreement (including the Restructuring Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan and shall not result in a release, waiver, or discharge of any of the Debtors’ or Wind-Down Debtors’ assumed indemnification provisions as set forth in the Plan.

102.    Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor release is:

(a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the restructuring and implementing the Plan;

(b) a good faith settlement and compromise of the Claims released by the Debtor release;

(c) in the best interests of the Debtors and all Holders of Claims and Interests;

(d) fair, equitable, and reasonable;

(e) given and made after due notice and opportunity for hearing; and

(f) a bar to any of the Debtors, Wind-Down Debtors, or the Debtors’ respective Estates asserting any Claim or Cause of Action released pursuant to the Debtor release.

b.	Releases of Liens

103.    Except as otherwise specifically provided in the Plan (including, without limitation the satisfaction of the DIP Claims in accordance with Article II.C of the Plan), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Wind-Down Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or Wind-Down Debtors. The ABL Agent and the Term Loan Agent shall execute and deliver all documents reasonably requested by the Wind-Down Debtors or the Plan Administrator to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Wind-Down Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

c.	Release by Holders of Claims or Interests.

104.    Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, and to the fullest extent allowed by applicable law, each Releasing Party is deemed to have released and discharged each of the Debtors, Wind-Down Debtors, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted or assertable on behalf of the Debtors or their respective Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), any securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), any intercompany transaction, the ABL Claims, the ABL Documents, the ABL Obligations, the Term Loan Claims, the Term Loan Credit Agreement, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Plan Support Agreement, the Disclosure Statement, the DIP Senior Credit Facility, the Plan, the Plan Supplement, or the Asset Sale Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan Support Agreement, the Disclosure Statement, the DIP Senior Credit Facility, the Plan, the Plan Supplement, the ABL Claims, the ABL Documents, the ABL Obligations, the Term Loan Claims, the Term Loan Credit Agreement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Restructuring Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release:

(1) any post-Effective Date obligations of any party or Entity under the Plan, the Asset Sale Transaction, or any document, instrument, or agreement (including the

Restructuring Documents, and other documents, instruments, and agreements set forth in the Plan Supplement) executed to implement the Plan; and

(2) any indemnification obligations of the Term Loan Lenders owed to the Term Loan Agent pursuant to the Term Loan Credit Agreement and shall not result in a release, waiver, or discharge of any of the Debtors’ or Wind-Down Debtors’ assumed indemnification provisions as set forth in the Plan.

105.    Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the third-party release, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the third-party release is:

(a) consensual;

(b) essential to the confirmation of the Plan;

(c) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Asset Sale Transaction and implementing the Plan;

(d) a good faith settlement and compromise of the Claims released by the third-party release;

(e) in the best interests of the Debtors and their respective Estates;

(f) fair, equitable, and reasonable;

(g) given and made after due notice and opportunity for hearing; and

(h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the third-party release.

d.	Exculpation

106.    Notwithstanding anything contained in the Plan to the contrary, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from, any Cause of Action or any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Plan Support Agreement and related prepetition transactions, the DIP Senior Credit Facility, the Disclosure Statement, the Plan, the Plan Supplement, the ABL Claims, the ABL Documents, the ABL Obligations, the Term Loan Claims, the Term Loan Credit Agreement, or the Asset Sale Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan Support Agreement, the DIP Senior Credit Facility, the Disclosure Statement, the Plan, the Plan Supplement, the ABL Claims, the ABL Documents, the ABL Obligations, the Term Loan Claims, the Term Loan Credit Agreement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Restructuring Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt, and/or securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

107.    The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not release or exculpate any Claim relating to any post-Effective Date obligations of any party or Entity under the Plan, the Asset Sale Transaction, or any document, instrument, or agreement (including the Restructuring Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan.

e.	Injunction

108.    Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that:

(a) are subject to compromise and settlement pursuant to the terms of the Plan;

(b) have been released by the Debtors pursuant to the Plan;

(c) have been released by third parties pursuant to the Plan,

(d) are subject to exculpation pursuant to the Plan; or

(e) are otherwise discharged, satisfied, stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, Wind-Down Debtors, the Released Parties, or the Exculpated Parties:

(1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities;

(2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities;

(3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities;

(4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and

(5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities discharged, released, exculpated, or settled pursuant to the Plan.

P.	Assumption and Cure of Executory Contracts and Unexpired Leases

109.    The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be and hereby are approved in their entirety.

110.    For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease not previously rejected, assumed, assumed and assigned, or included in the Rejection Notice (including, for the avoidance of doubt, each of the Unexpired Leases included on the Rejection Notice filed at Docket No. 841) shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) is specifically described in the Plan as to be assumed in connection with confirmation of the Plan, or is specifically scheduled to be assumed or assumed and assigned pursuant to the Plan or the Plan Supplement; (2) is subject to a pending motion to assume such Unexpired Lease or Executory Contract as of the Confirmation Date; (3) is to be assumed by the Debtors or assumed by the Debtors and assigned to another third party, as applicable, in connection with the any sale transaction that is the subject of a pending motion as of the Confirmation Date; (4) is a contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan; (5) is a D&O Liability Insurance Policy; or (6) is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases as of the Confirmation Date, or is listed on a Rejection Notice already filed with the Court, for rejection effective on a date that occurs after the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions, assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases as provided in the Plan Supplement, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

111.    Any Cure Obligations under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by performance or payment of the Cure Obligation in Cash on or after the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the Cure Obligation, (2) the ability of the Wind-Down Debtors or any assignee, as applicable, to provide “adequate assurance of future performance” (with the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the Cure Obligations shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

112.     Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Notice will be deemed to have assented to such assumption or assumption and assignment, and Cure amount.

Q.	Provisions Governing Distributions

113.    The distribution provisions of Article VI of the Plan shall be and hereby are approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Debtors or the Wind-Down Debtors, as applicable, shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

R.	Release of Liens

114.    Except as otherwise specifically provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the

Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Wind-Down Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or Wind-Down Debtors. The ABL Agent and the Term Loan Agent shall execute and deliver all documents reasonably requested by the Wind-Down Debtors or the Plan Administrator to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Wind-Down Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

S.	Post-Confirmation Notices and Bar Dates

115.    In accordance with Bankruptcy Rules 2002 and 3020(c), no later than ten (10) Business Days after the Effective Date, the Wind-Down Debtors or the Plan Administrator, as applicable, must cause notice of Confirmation and the occurrence of the Effective Date (the “Notice of Confirmation”) to be filed on the docket and be served by United States mail, first-class postage prepaid, by hand, by overnight courier service, or by electronic service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked as “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar language, unless such Entity has informed the Debtors in writing of or the Debtors are otherwise aware of such Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements.

116.    To supplement the notice procedures described in the preceding sentence, no later than ten (10) Business Days after the Effective Date, the Wind-Down Debtors must cause the

Notice of Confirmation, modified for publication, to be published on one occasion in USA Today (national edition) and The Globe and Mail (Canada). Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

117.    The Notice of Confirmation will have the effect of an order of the Bankruptcy Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

118.    Except as otherwise provided in the Plan, requests for payment of Administrative Claims must be Filed no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims that do not file and serve such a request on or before the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, any purchasers of their assets, or their respective property, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date.

T.	Notice of Subsequent Pleadings

119.    Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the Wind-Down Debtors and their counsel; (b) the U.S. Trustee; (c) the Plan Administrator, (d) the Consenting Term Lenders, (e) any party known to be directly affected by the relief sought by such pleadings; and (f) any party that specifically requests additional notice in writing to the Debtors or Wind-Down Debtors, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Notice and Claims Agent shall not be required to file updated service lists.

U.	Section 1146 Exemption

120.    To the maximum extent provided by section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, including the issuance, transfer or exchange of any security under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

V.	Preservation of Causes of Action

121.    Except as otherwise provided in the Plan or this Confirmation Order or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, the Wind-Down Debtors shall have vested in them as of the Effective Date, and the Wind-Down Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions described in the Schedule of Retained Causes of Action, and the Wind-Down Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including as set forth in Article X thereof.

W.	Reports

122.    The Debtors will comply with the U.S. Trustee’s reporting requirements from the Confirmation Date through the Effective Date as required under the Local Bankruptcy Rules. After the Effective Date, the Reorganized Debtors and/or the Plan Administrator shall file quarterly reports consistent with Local Bankruptcy Rule 2015-(a)-1. The Wind-Down Debtors or the Plan Administrator, as applicable, shall no longer have the obligation to file quarterly reports with respect to a Debtor once such Debtor’s case is converted, dismissed or a final decree has been entered by the Court.

X.	Effectiveness of All Actions

123.    Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors, the Wind-Down Debtors, and/or the Plan Administrator and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

Y.	Binding Effect

124.    On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all Holders of Claims or Interests (irrespective of whether the Holders of such Claims or Interests accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunction described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

125.    Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Wind-Down Debtors, Plan Administrator, and each of their respective successors and assigns.

126.    The Plan, all documents and agreements executed by the Debtors in connection therewith, this Confirmation Order, and all prior orders of the Court in the Chapter 11 Cases shall be binding against and binding upon and shall not be subject to rejection or avoidance by any Chapter 7 or Chapter 11 trustee appointed in any of the Chapter 11 Cases and the Plan Administrator. For the avoidance of doubt, nothing herein or in the Plan shall modify the terms of the Wind-Down Order or preclude or otherwise prejudice the rights of parties, including counterparties to leases of non-residential real property, to recover payment in full of amounts and/or obligations provided for under the Wind-Down Order and/or the Wind-Down Budget from the Debtors, the Wind-Down Debtors, the Plan Administrator and/or the Estates, as applicable.

Z.	Directors, Officers and Managers

127.    As of the Effective Date, the existing boards of directors or boards of managers of the Debtors shall be dissolved without any further action required on the part of the Debtors or the Debtors’ officers, directors, shareholders, and members and any all remaining officers, directors, managers, or managing members, with the exception of certain officers of each Debtor shall be dismissed without any further action required on the part of any such Debtor, the shareholders of such Debtor, the officers and directors of such Debtor, or the members of such Debtor, provided that the Wind-Down Debtors and the Plan Administrator, as applicable, may enter into agreements for the continued employment of certain Pier 1 employees on reasonable terms, if reasonably necessary to conduct their remaining business.

128.    The Debtors shall pay any outstanding U.S. Trustee Fees, pursuant to section 1930(a) of the Judicial Code, in full on the Effective Date, and the Reorganized Debtors or the Plan Administrator shall continue to pay such fees until the Chapter 11 cases are converted, dismissed, or closed, whichever occurs first.

AA.	DIP Payoff

129.    Upon entry of this Confirmation Order and the receipt by the DIP Agents of a payoff letter acceptable to the DIP Agents (the “Payoff Letter”), the Carve Out Trigger Notice (as defined in the DIP Order) shall be deemed to have been delivered and, upon funding of the Carve Out (as defined in the DIP Order) and the repayment of the DIP Facility Obligations in accordance with the Payoff Letter, the DIP Repayment (as defined in the DIP Order) shall be deemed to have occurred and all ongoing commitments under the DIP Senior Credit Facility (as defined in the DIP Order) shall be deemed terminated and canceled, and the DIP Agents’ and DIP Lenders’ obligations under paragraph 41 of the DIP Order shall be satisfied and none of the DIP Agents or DIP Lenders shall have any further liability whatsoever for any fees or amounts constituting the Carve Out, regardless of when arising or incurred. Professionals for the DIP Agents are authorized to immediately receive and apply any amounts received pursuant to the Payoff Letter; provided, however, that until the DIP Facility Obligations are Paid in Full, such professionals shall continue to submit invoices in accordance with the procedures set forth in paragraph 37 of the DIP Order. Any and all amounts paid to professionals for the DIP Agents pursuant to the Payoff Letter are hereby approved in full and shall not be subject to avoidance, disgorgement or any similar form of recovery by the Debtors or any other person.

BB.	Claims Reconciliation Process

130.    The procedures and responsibilities for, and costs of, reconciling Disputed Claims shall be as set forth in the Plan or as otherwise ordered by the Court.

CC.	Professional Compensation and Reimbursement Claims and Professional Fee Escrow Account

131.    Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Wind-Down Debtors. The Debtors and Wind-Down Debtors (as applicable) shall pay, within ten business days after submission of a detailed invoice to the Debtors or Wind-Down Debtors (as applicable), such reasonable claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors and Wind-Down Debtors (as applicable). If the Debtors or Wind-Down Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Wind-Down Debtors (as applicable) or the affected professional may submit such dispute to the Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court.

DD.	Nonseverability of Plan Provisions upon Confirmation

132.    Notwithstanding the possible applicability of Bankruptcy Rules 3020(e), 6004(g), 6004(h), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order will be effective and enforceable immediately upon its entry. Each term and provision of the Plan, and the transactions related thereto as it heretofore may have been altered or interpreted by the Bankruptcy Court is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, and (c) nonseverable and mutually dependent.

EE.	Waiver or Estoppel

133.    Except as otherwise set forth in the Plan or this Confirmation Order, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court before the Confirmation Date.

FF.	Authorization to Consummate

134.    The Debtors are authorized to consummate the Plan, including the Restructuring Transactions contemplated thereby, at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article XI of the Plan. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to Holders of any Allowed Claims or Interests (as applicable).

GG.	Injunctions and Automatic Stay

135.    Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order (including the Injunction) shall remain in full force and effect in accordance with their terms.

136.    With respect to the Motion for Relief from Stay [Docket No. 232] and the Limited Objection to the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and Its Debtor Affiliates and Reservation of Rights [Docket No. 898], filed by Tabita Persaud (“Ms. Persaud”), nothing in the Plan or this Order shall be interpreted to divest Ms. Persaud of any rights or remedies (i) she may have under the Plan in connection with her proof(s) of claim, or (ii) to obtain a determination of liability and pursue available insurance proceeds in connection with her State Court Action (as defined in the Limited Objection). The parties shall continue to make reasonable efforts to negotiate a resolution that allows Ms. Persaud to pursue the State Court Action and recover on her claim(s), and the parties have agreed that notwithstanding the entry of this Order, Ms. Persaud shall retain the right to seek relief from the injunction provisions contained in the Plan to the extent the parties are unable to otherwise reach a resolution.

HH.	Texas Tax Claims

137.    The Debtors’ payment of certain Priority Tax Claims as agreed with the applicable claimants in satisfaction of such Claims was authorized pursuant to the Debtors’ authority under the Wind-Down Budget and the Final Order (I) Authorizing the Payment of Certain Prepetition and Postpetition Taxes and Fees and (II) Granting Related Relief [Docket No. 374] (the “Final Taxes Order”). Nothing herein effects the rights of the Local Texas Tax Authorities to retain any existing liens and be paid pursuant to the Final Taxes Order.

138.    Notwithstanding anything to the contrary in the Plan or Confirmation Order, all rights of the Texas Comptroller of Public Accounts (the “Texas Comptroller”) related to any claims filed by the Texas Comptroller are reserved and all parties reserve all rights related thereto.

139.    For the avoidance of any doubt and notwithstanding anything to the contrary in the Plan or this Order, the Texas Tax Authorities (as defined in paragraph 63 of the DIP Order) shall retain their rights and the Debtors or Wind-Down Debtors, as applicable, shall fulfill their obligations as set forth in paragraph 63 of the DIP Order.

140.    The Texas Tax Authorities assert that they are Holders of prepetition Claims for 2020 ad valorem business personal property taxes. The Debtors or Wind-Down Debtors, as applicable, shall pay all amounts owed to the Texas Tax Authorities in the ordinary course of business no later than January 31, 2021. In the event the Claims are paid after January 31, 2021, regardless of whether the Claims are disputed or undisputed, the Texas Tax Authorities shall receive interest from the Petition Date through the Effective Date and from the Effective Date through payment in full at the state statutory rate pursuant to 11 U.S.C. §§ 506(b), 511, and 1129. The Texas Tax Authorities shall retain the liens that secure all prepetition amounts ultimately owed on their Claims as well as the state law priority of those liens until the Claims are paid in full. In the event that collateral that secures the Claim of one or more of the Texas Tax Authorities is returned to a creditor that is junior to the Texas Tax Authorities, the Debtors or Wind-Down Debtors, as applicable, shall first pay all ad valorem property taxes that are secured by the collateral. In the event that the Debtors abandon any property upon which the Texas Tax Authorities have liens securing any tax Claims, the Debtors or Wind-Down Debtors, as applicable, shall provide notice of such abandonment and of the occurrence of the Effective Date to the affected Texas Tax Authority.

141.    The Texas Tax Authorities’ Claims for year 2020 ad valorem business personal property taxes shall not be discharged until such time as the amounts owed are paid in full. In the event of a default in the payment of the tax Claims as provided herein, the Texas Tax Authorities shall provide notice to counsel for the Debtors or Wind-Down Debtors, as applicable, who shall have twenty (20) days from the date of such notice to cure the default. If the default is not cured, the Texas Tax Authorities shall be entitled to pursue collection of all amounts owed pursuant to state law outside this Court. Failure to pay the 2020 ad valorem taxes prior to the state law delinquency date shall constitute an event of default only as to the relevant Texas Tax Authority. The Debtors’ or Wind-Down Debtors’, as applicable, rights and defenses under Texas state law and the Bankruptcy Code with respect to this provision of the Order, including their right to dispute or object to the Texas Tax Authorities Claims and liens, are fully preserved

II.	Dissolution of the Creditors’ Committee

142.    On the Effective Date, the Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred by the Committee and its Professionals. The Wind-Down Debtors shall not be responsible for paying any fees or expenses incurred by the Committee Members or advisors to the Committee after the Effective Date except for the limited purposes identified above.

JJ.	Effect of Non-Occurrence of Conditions to the Effective Date

143.    If the Effective Date of the Plan does not occur, (a) the Plan shall be null and void in all respects other than as set forth herein and (b) nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims by the Debtors, any Holders, or any other Entity; (ii) prejudice in any manner the rights of the Debtors, any Holders, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

KK.	Effect of Conflict Between Plan, the Disclosure Statement, the Plan Supplement, the Settlement Agreement, and Confirmation Order

144.    Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement or the Plan Supplement (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control.

LL.	Retention of Jurisdiction

145.    This Court retains jurisdiction over the Chapter 11 Cases, all matters arising out of or related to the Chapter 11 Cases and the Plan, the matters set forth in Article XI and other applicable provisions of the Plan.

MM.	Waiver of 14-Day Stay

146.    Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective immediately and not subject to any stay.

NN.	Final Order

147.    This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

148.    This Confirmation Order is effective as of [            ], 2020.

Dated:
Richmond, Virginia	United States Bankruptcy Judge

WE ASK FOR THIS:

/s/ Jeremy S. Williams

Michael A. Condyles (VA 27807)

Peter J. Barrett (VA 46179)

Jeremy S. Williams (VA 77469)

Brian H. Richardson (VA 92477)

KUTAK ROCK LLP

901 East Byrd Street, Suite 1000

Richmond, Virginia 23219-4071

Telephone: (804) 644-1700

Facsimile: (804) 783-6192

- and -

Joshua A. Sussberg, P.C. (admitted pro hac vice)

Emily E. Geier (admitted pro hac vice)

AnnElyse Scarlett Gains (admitted pro hac vice)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

- and -

Joshua M. Altman (admitted pro hac vice)

300 North LaSalle Street

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Chicago, Illinois 60654

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

SEEN AND OBJECTED TO:

/s/ Kenneth M. Whitehurst, III

Assistant United States Trustee

Office of the United States Trustee

Norfolk Federal Building, Room 625

200 Granby Street

Norfolk, Virginia 23510

(757) 441-6919

Office of the United States Trustee

CERTIFICATION OF ENDORSEMENT

UNDER LOCAL BANKRUPTCY RULE 9022-1(C)

Pursuant to Local Bankruptcy Rule 9022-1(C), I hereby certify that the foregoing proposed order has been endorsed by or served upon all necessary parties.

    /s/ Jeremy S. Williams

Exhibit A

Plan

Exhibit B

Confirmation and Effective Date Notice

Joshua A. Sussberg, P.C. (admitted pro hac vice)	Michael A. Condyles (VA 27807)
Emily E. Geier (admitted pro hac vice)	Peter J. Barrett (VA 46179)
AnnElyse Scarlett Gains (admitted pro hac vice)	Jeremy S. Williams (VA 77469)
KIRKLAND & ELLIS LLP	Brian H. Richardson (VA 92477)
KIRKLAND & ELLIS INTERNATIONAL LLP	KUTAK ROCK LLP
601 Lexington Avenue	901 East Byrd Street, Suite 1000
New York, New York 10022	Richmond, Virginia 23219-4071
Telephone: (212) 446-4800	Telephone: (804) 644-1700
Facsimile: (212) 446-4900	Facsimile: (804) 783-6192

-and-

Joshua M. Altman (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
PIER 1 IMPORTS, INC., et al.,[3]	)	Case No. 20-30805 (KRH)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (I) ENTRY OF

ORDER CONFIRMING THE DEBTORS’ AMENDED

CHAPTER 11 PLANS AND (II) OCCURRENCE OF EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that the Honorable Kevin R. Huennekens, United States Bankruptcy Judge, entered an order confirming the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. and Its Debtor Affiliates (as may be modified, the “Plan”) [Docket No. [●]] (the “Confirmation Order”), which the Clerk of the United States Bankruptcy Court for the Eastern District of Virginia (Richmond Division) (the “Bankruptcy Court”) docketed on [August ●], 2020.4

[3]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are set forth in the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 76]. The location of the Debtors’ service address is PO Box 961020, Fort Worth, TX 76161-0020. Or, for delivery by Airborne, Federal Express & other Courier Services: 685 John B. Sias Memorial Parkway Suite 255, Fort Worth, TX 76134.

[4]	Capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents are available on the Bankruptcy Court’s website at https://www.vaeb.uscourts.gov. To access the Bankruptcy Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [[•], 2020].

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided in the Plan, the Confirmation Order, or any other applicable order of the Bankruptcy Court or Holders of an Allowed Administrative Claim and the Debtors have agreed otherwise, all requests for payment of Administrative Claims must be Filed and served on the Debtors on or before the Administrative Claims Bar Date: (a) June 30, 2020, at 4:00 p.m., prevailing Eastern Time, for Administrative Claims arising on or prior to May 31, 2020; (b) for an Administrative Claim arising after May 31, 2020, the affected party shall file a Proof of Administrative Claim with respect to such claim following the Administrative Claims Procedures on or before the later of the date that is thirty (30) days following: (i) the Effective Date or (ii) the effective date of the rejection or assumption of an Executory Contract or Unexpired Lease, except as specifically set forth in the Plan or the Administrative Claims Bar Date Order or otherwise ordered by the Bankruptcy Court. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request on or before the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, any purchasers of their assets, or their respective property, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date.5 Parties exempted from filing requests for payment of Administrative Claims under the Administrative Claims Bar Date Order are not required to comply the Administrative Claims Bar Date.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (b) the Effective Date of such rejection, or (c) the Effective Date.

[Remainder of page intentionally left blank]

[5]

For the avoidance of doubt, administrative Intercompany Claims between Debtors will be treated separately than all other Administrative Claims or prepetition Intercompany Claims and will receive Treatment as agreed to by and among the applicable Debtors or as determined by the Bankruptcy Court.

2

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Wind-Down Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept the Plan.

Richmond, Virginia
Dated: , 2020

/s/
KUTAK ROCK LLP	KIRKLAND & ELLIS LLP
Michael A. Condyles (VA 27807)	KIRKLAND & ELLIS INTERNATIONAL LLP
Peter J. Barrett (VA 46179)	Joshua A. Sussberg, P.C. (admitted pro hac vice)
Jeremy S. Williams (VA 77469)	Emily E. Geier (admitted pro hac vice)
Brian H. Richardson (VA 92477)	AnnElyse Scarlett Gains (admitted pro hac vice)
901 East Byrd Street, Suite 1000	601 Lexington Avenue
Richmond, Virginia 23219-4071	New York, New York 10022
Telephone: (804) 644-1700	Telephone: (212) 446-4800
Facsimile: (804) 783-6192	Facsimile: (212) 446-4900
Email: Michael.Condyles@KutakRock.com	Email: joshua.sussberg@kirkland.com
Peter.Barrett@KutakRock.com	emily.geier@kirkland.com
Jeremy.Williams@KutakRock.com	annelyse.gains@kirkland.com
Brian.Richardson@KutakRock.com
-and-
Co-Counsel to the Debtors
and Debtors in Possession	Joshua M. Altman (admitted pro hac vice)
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: josh.altman@kirkland.com

Co-Counsel to the Debtors and Debtors in Possession